SECURITIES AND EXCHANGE COMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                 March 13, 2000

                                    CPI CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                    (State of Jurisdiction of Incorporation)

       005-33916                                       431256674
(Commission File Number)                 (I.R.S. Employer Identification Number)

         1706 Washington Avenue                            63103
          St. Louis, Missouri                           (Zip Code)
(Address of Principal Executive Offices)


                                 (314) 231-1757
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant

     Not Applicable.

Item 2. Acquisition or Disposition of Assets

     Not Applicable.

Item 3. Bankruptcy or Receivership

     Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

     Not Applicable.

Item 5. Other Events

     (a) The attached Press Release of CPI CORP., dated March 13, 2000, is incorporated by reference herein.

     (b)  Rights Agreement between CPI CORP. and Harris Trust and Savings Bank.

     On March 13, 2000, the Board of Directors of CPI CORP., a Delaware corporation (the "Company"), declared a dividend distribution of one Right for each outstanding share of common stock, $ .40 par value (the "Common Shares"), of the Company, to stockholders of record at the close of business on March 23, 2000 (the "Record Date"). Each Right entitles the record holder to purchase from the Company one one-hundredth of a share ("Preferred Stock Fraction") of the Company's Series A Participating Preferred Stock, without par value (the "Series A Preferred Stock") at a price of Ninety-six Dollars ($96.00) (the "Purchase Price"), subject to adjustment in certain circumstances. Except as otherwise provided in the Rights Agreement, the Purchase Price may be paid, at the election of the registered holder, in cash or by certified bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 13, 2000 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent.

     Initially, the Rights will be attached to the certificates representing outstanding Common Shares, and no Rights Certificates will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) the close of business on the tenth day after the date (the "Stock Acquisition Date") of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 20% or more of the Common Shares. Until the Distribution Date, the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights. Except in certain limited circumstances, only Common Shares issued prior to the Distribution Date will be issued with Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 13, 2010 unless earlier redeemed by the Company as described below.

     Except in the circumstances described below, after the Distribution Date each Right will be exercisable into a Series A Preferred Stock Fraction. Each Series A Preferred Stock Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Series A Preferred Stock are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for fractions of shares of Series A Preferred Stock (other than fractions which are integral multiples of Series A Preferred Stock Fractions), the Company may pay cash in accordance with the Rights Agreement. In the event that, at any time following the Distribution Date, a Person becomes an Acquiring Person (other than pursuant to an offer for all outstanding Common Shares at a price and on terms which the majority of the independent Directors determine to be fair to, and otherwise in the best interests of, stockholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two
(2) times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one Common Share (or cash, property or other securities, as the case may be). The only right of a holder of Rights following the Company's election to provide for such exchange shall be to receive the above described securities. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

     For example, at an exercise price of $96 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $192 worth of Common Shares (or other consideration, as noted above) for $96. Assuming that the Common Shares had a per share value of $24 at such time, the holder of each valid Right would be entitled to purchase eight Common Shares for $96. Alternatively, the Company could permit the holder to surrender each Right in exchange for one Common Share (with a value of $24) without the payment of any consideration other than the surrender of the Right.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or consolidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Shares are changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clauses M and (ii), a merger or consolidation (a) which follows an offer described in the second preceding paragraph and (b) in which the amount and form of consideration is the same as was paid in such offer), the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Preferred Stock Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Series A Preferred Stock or other capital stock, or a subdivision, combination or reclassification of the Series A Preferred Stock,
(ii) upon the grant to holders of the Series A Preferred Stock of certain rights or warrants to Subscribe for Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Series A Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Series A Preferred Stock (other than fractions which are integral multiples of Series A Preferred Stock Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

     At any time prior to the  earlier of (i) the date on which a Section 11 (a)
(ii) Event (as defined in the Rights Agreement) occurs and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or securities or both (the "Redemption Price") . Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Issuance of Common Shares upon exercise of Rights is subject to regulatory approval. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

     Any of the provisions of the Rights Agreement, other than certain provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     As of March 13, 2000, there were 17,821,473 Common Shares outstanding, 9,729,111 shares in the treasury, and 1,098,441 shares reserved for issuance under stock option plans and other stock plans of the Company. Each outstanding Common Share on March 13, 2000 will receive one Right. As long as the Rights are attached to the Common Shares and in certain other limited circumstances, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. Two hundred thousand (200,000) shares of Series A Preferred Stock have initially been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

     The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibits the Certificate of Designations, Preferences and Rights of Series A Preferred Stock (setting forth the terms of the Series A Preferred Stock), the form of Rights Certificate and the form of Summary of Rights to Purchase Series A Shares, is incorporated herein by reference as an Exhibit. The foregoing description of the Rights is qualified by reference to such Exhibit.

Item 6. Resignation of Registrant's Directors

     Not Applicable.

Item 7. Financial Statements and Exhibits

     (a)  Not applicable

     (b)  Not applicable.

     (c)  Exhibits.

          Exhibit 10.1 Form of Rights  Agreement,  dated as of March  13,  2000, between CPI CORP. and Harris Trust and Savings Bank (Incorporated by reference to the Registration Statement on Form 8-A of the Company dated March 14, 2000.)

          Exhibit 99   Press  Release of CPI CORP.,  dated March 13, 2000.

Item 8. Change in Fiscal Year.

     Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CPI CORP.

                                    By:/s/  Russell Isaak
                                       -----------------------------------------
                                       Name:  Russell Isaak
                                       Title: President

Dated:  March 14, 2000